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              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   (Depositor)

                                       and

                         PNC BANK, NATIONAL ASSOCIATION

                                    (Seller)

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                        MORTGAGE LOAN PURCHASE AGREEMENT

                          Dated as of December 1, 2003

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                                TABLE OF CONTENTS


Section 1  Transactions on or Prior to the Closing Date.....................

Section 2  Closing Date Actions.............................................

Section 3  Conveyance of Mortgage Loans.....................................

Section 4  Depositor's Conditions to Closing................................

Section 5  Seller's Conditions to Closing...................................

Section 6  Representations and Warranties of Seller.........................

Section 7  Obligations of Seller............................................

Section 8  Crossed Loans....................................................

Section 9  [Reserved].......................................................

Section 10 Representations and Warranties of Depositor......................

Section 11 Survival of Certain Representations, Warranties and Covenants....

Section 12 [Reserved].......................................................

Section 13 Expenses; Recording Costs........................................

Section 14 Notices..........................................................

Section 15 Examination of Mortgage Files....................................

Section 16 Successors.......................................................

Section 17 Governing Law....................................................

Section 18 Severability.....................................................

Section 19 Further Assurances...............................................

Section 20 Counterparts.....................................................

Section 21 Treatment as Security Agreement..................................

Section 22 Recordation of Agreement.........................................

Schedule I   Schedule of Transaction Terms
Schedule II  Mortgage Loan Schedule for PNC Bank Loans
Schedule III Mortgage Loans Constituting Mortgage Groups
Schedule IV  Mortgage Loans with Lost Notes
Schedule V   Exceptions to Seller's Representations and Warranties

Exhibit A    Representations and Warranties Regarding the Mortgage Loans
Exhibit B    Affidavit of Lost Note
Exhibit C    Form of Assignment of Mortgage(s) and Assignment of Assignment of
             Lessor's Interests in Leases, Rents and Profits.

                        MORTGAGE LOAN PURCHASE AGREEMENT

            This Mortgage Loan Purchase Agreement (this "Agreement"), dated as of December 1, 2003, is made by and between PNC BANK, NATIONAL ASSOCIATION, a national banking association ("Seller"), and CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation (the "Depositor").

                                    RECITALS

            I. Capitalized terms used herein without definition have the meanings ascribed to them in the Schedule of Transaction Terms attached hereto as Schedule I, which is incorporated herein by this reference, or, if not defined therein, in the Pooling and Servicing Agreement.

            II. On the Closing Date, and on the terms set forth herein, Seller has agreed to sell to Depositor and Depositor has agreed to purchase from Seller the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Schedule II. Depositor intends to deposit the Mortgage Loans and other assets into the Trust Fund created pursuant to the Pooling and Servicing Agreement and to cause the issuance of the Certificates.

                                    AGREEMENT

            NOW, THEREFORE, on the terms and conditions set forth below and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Depositor and Seller agree as follows:

            Section 1. Transactions on or Prior to the Closing Date. On or prior to the Closing Date, Seller shall have delivered the Mortgage Files with respect to each of the Mortgage Loans listed in the Mortgage Loan Schedule to Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee") or its designee, against receipt by Seller of a written receipt, pursuant to an arrangement between Seller and the Trustee; provided, however, that item (p) in the definition of Mortgage File (below) shall be delivered to the Master Servicer for inclusion in the Servicer File (defined below) with a copy delivered to the Trustee for inclusion in the Mortgage File; provided further, that the Seller shall pay (or cause the related Borrower to pay) any costs of the assignment or amendment of each letter of credit described under item (p) required in order for the Trustee to draw on such letter of credit pursuant to the terms of the Pooling and Servicing Agreement and shall deliver the related assignment or amendment documents within thirty (30) days after the Closing Date. In addition, prior to such assignment or amendment of a letter of credit, the Seller will take all necessary steps to enable the Master Servicer to draw on the related letter of credit on behalf of the Trustee pursuant to the terms of the Pooling and Servicing Agreement, including, if necessary, drawing on the letter of credit in its own name pursuant to written instructions to draw from the Master Servicer and upon receipt, immediately remitting the proceeds of such draw (or causing such proceeds to be remitted) to the Master Servicer.

            Section 2. Closing Date Actions. The sale of the Mortgage Loans shall take place on the Closing Date, subject to and simultaneously with the deposit of the Mortgage Loans into the Trust Fund, the issuance of the Certificates and the sale of (a) the Offered Certificates by Depositor to the Underwriters pursuant to the Underwriting Agreement and (b) the Private Certificates by Depositor to the Initial Purchaser pursuant to the Certificate Purchase Agreement. The closing (the "Closing") shall take place at the offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, New York 10038, or such other location as agreed upon between the parties hereto. On the Closing Date, the following actions shall take place in sequential order on the terms set forth herein:

            (i) Seller shall sell to Depositor, and Depositor shall purchase from Seller, the Mortgage Loans pursuant to this Agreement for the Mortgage Loan Purchase Price payable in accordance with instructions previously provided to Depositor by Seller. The Mortgage Loan Purchase Price (as defined herein) shall be paid by Depositor to Seller or at its direction by wire transfer in immediately available funds to an account designated by Seller on or prior to the Closing Date. The "Mortgage Loan Purchase Price" paid by Depositor shall be equal to $277,204,825.71.

            (ii) Pursuant to the terms of the Pooling and Servicing Agreement, Depositor shall sell all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Holders of the Certificates.

            (iii) Depositor shall sell to the Underwriters, and the Underwriters shall purchase from Depositor, the Offered Certificates pursuant to the Underwriting Agreement, and Depositor shall sell to the Initial Purchaser, and the Initial Purchaser shall purchase from Depositor, the Private Certificates pursuant to the Certificate Purchase Agreement.

            (iv) The Underwriters will offer the Offered Certificates for sale to the public pursuant to the Prospectus and the Prospectus Supplement and the Initial Purchaser will privately place certain classes of the Certificates pursuant to the Offering Circular.

            Section 3. Conveyance of Mortgage Loans. On the Closing Date, Seller shall sell, convey, assign and transfer, subject to the Servicing Rights Purchase Agreement, dated as of December 5, 2003, between the Seller and Midland Loan Services, Inc., without recourse except as provided herein, to Depositor, free and clear of any liens, claims or other encumbrances, all of Seller's right, title and interest in, to and under: (i) each of the Mortgage Loans identified on the Mortgage Loan Schedule and (ii) all property of Seller described in Section 21(b) this Agreement, including, without limitation, (A) all scheduled payments of interest and principal due on or with respect to the Mortgage Loans after the Cut-off Date and (B) all other payments of interest, principal or prepayment premiums received on or with respect to the Mortgage Loans after the Cut-off Date, other than any such payments of interest or principal or prepayment premiums that were due on or prior to the Cut-off Date. Each Mortgage File shall contain:

            (a) the original Note (or with respect to those Mortgage Loans listed in Schedule IV hereto, a "lost note affidavit" substantially in the form of Exhibit B hereto and a true and complete copy of the Note), bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the Mortgage Loan Originator either in blank or to the Seller, and further endorsed (at the direction of the Depositor given pursuant to this Agreement) by the Seller, on its face or by allonge attached thereto, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5, without recourse, representation or warranty, express or implied";

            (b) a duplicate original Mortgage or a counterpart thereof or, if such Mortgage has been returned by the related recording office, (A) an original, (B) a certified copy or (C) a copy thereof from the applicable recording office, and originals or counterparts (or originals, certified copies or copies from the applicable recording office) of any intervening assignments thereof from the Mortgage Loan Originator to the Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording indicated thereon;

            (c) an original assignment of the Mortgage substantially in the form of Exhibit C hereto (or an alternative form approved by the Depositor) in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the Seller (or the Mortgage Loan Originator) either in blank or to "Wells Fargo Bank Minnesota, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5";

            (d) an original, counterpart or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and the originals, counterparts or copies of any intervening assignments thereof from the Mortgage Loan Originator of the Loan to the Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording thereon;

            (e) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), substantially in the form of Exhibit C hereto (or an alternative form approved by the Depositor) in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the Seller (or the Mortgage Loan Originator) either in blank or to "Wells Fargo Bank Minnesota, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5";

            (f) an original or true and complete copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof from the Mortgage Loan Originator to the Seller;

            (g) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), from the Seller or the Mortgage Loan Originator either in blank or to "Wells Fargo Bank Minnesota, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5," which assignment may be included as part of an omnibus assignment covering other documents relating to the Mortgage Loan provided that such omnibus assignment is effective under applicable law;

            (h) originals or copies of all (A) assumption agreements, (B) modifications, (C) written assurance agreements and (D) substitution agreements, together with any evidence of recording thereon or in the form submitted for recording, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Mortgage Loan has been assumed;

            (i) the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, the original or a copy of a binding written commitment (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing by the related title insurance company) insuring the priority of the Mortgage as a first lien on the related Mortgaged Property, relating to such Mortgage Loan;

            (j) the original or a counterpart of any guaranty of the obligations of the Borrower under the Mortgage Loan;

            (k) certified or other copies of all UCC Financing Statements and continuation statements which show the filing or recording thereof or copies thereof in the form submitted for filing or recording sufficient to perfect (and maintain the perfection of) the security interest held by the Mortgage Loan Originator (and each assignee prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property, and UCC assignments in a form suitable for filing or recording, sufficient to assign such UCC Financing Statements to the Trustee;

            (l) the original or copy of the power of attorney (with evidence of recording thereon) granted by the Borrower if the Mortgage, Note or other document or instrument referred to above was not signed by the Borrower;

            (m) with respect to any debt of a Borrower permitted under the related Mortgage Loan, an original or copy of a subordination agreement, standstill agreement or other intercreditor agreement (including each Intercreditor Agreement related to a Companion Loan or B Loan) relating to such other debt, if any, including any mezzanine loan documents or preferred equity documents;

            (n) if any related Lock-Box Agreement or Cash Collateral Account Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Cash Collateral Accounts and Lock-Box Accounts, if any, a copy of the UCC-1 Financing Statements, if any, submitted for filing with respect to the Seller's security interest in the Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-3 Financing Statement assignments assigning such UCC Financing Statements to the Trustee on behalf of the Certificateholders);

            (o) an original, counterpart or copy of any Loan Agreement (if separate from the Mortgage);

            (p) the originals of letters of credit, if any, relating to the Mortgage Loans and amendments thereto which entitles the Trust to draw thereon; provided that in connection with the delivery of the Mortgage File to the Trust, such originals shall be delivered to the Master Servicer and copies thereof shall be delivered to the Trustee;

            (q) any environmental insurance policy and any environmental guaranty or indemnity agreement or copies thereof;

            (r) the original ground lease, ground lease estoppels and any amendments, modifications or extensions thereto, if any, or copies thereof;

            (s) a copy of the mortgage note evidencing the related Companion Loan or the related B Loan;

            (t) the original or copy of any property management agreement;

            (u) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties;

            (v) the checklist of the related Mortgage Loan Documents, if any, that is included in the Mortgage File for the related Mortgage Loan; and

            (w) any additional documents required to be added to the Mortgage File pursuant to the Pooling and Servicing Agreement.

            With respect to the Mayfair Mall Loan, the following documents on a collective basis:

            (a) the original executed Note for such Mortgage Loan, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5, without recourse", or in blank, without recourse and further showing a complete, unbroken chain of assignment and endorsement from the originator (if such originator is other than the Seller); or, alternatively, if the original executed Note has been lost, a lost note affidavit and indemnity with a copy of such Note;

            (b) a copy of the executed Mayfair Mall Intercreditor Agreement;

            (c) a copy of a Mayfair Mall Servicing Agreement; and

            (d) a copy of the documents that make up the "Servicing File" under the Mayfair Mall Servicing Agreement.

            Notwithstanding the foregoing, in the event that, in connection with any Mortgage Loan, other than with respect to the Mayfair Mall Loan, the Seller cannot deliver, or cause to be delivered, an original, counterpart or certified copy of any of the documents required to be delivered pursuant to clauses (b),
(d), (h), (k) (other than assignments of UCC financing statements to be recorded or filed in accordance with the transfer contemplated by this Agreement), (l) and (n) (other than assignments of UCC financing statements to be recorded or filed in accordance with the transfer contemplated by this Agreement) above of the second preceding paragraph with evidence of recording or filing thereon on the Closing Date, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, the Seller shall deliver, or cause to be delivered, to the Trustee or its designee a duplicate original or true copy of such document certified by the applicable public recording or filing office, the applicable title insurance company or the Seller to be a true and complete duplicate original or copy of the original thereof submitted for recording or filing.

            Notwithstanding the foregoing, in the event that, in connection with any Mortgage Loan, other than with respect to the Mayfair Mall Loan, the Seller cannot deliver, or cause to be delivered, an original, counterpart or certified copy of any of the documents required to be delivered pursuant to clauses (b),
(d), (h), (k) (other than assignments of UCC financing statements to be recorded or filed in accordance with the transfer contemplated by this Agreement), (l) and (n) (other than assignments of UCC financing statements to be recorded or filed in accordance with the transfer contemplated by this Agreement) above of the third preceding paragraph with evidence of recording or filing thereon, for any other reason, including without limitation, that such non-delivered document has been lost, the delivery requirements of this Agreement shall be deemed to have been satisfied and such non-delivered document shall be deemed to have been included in the related Mortgage File if a photocopy of such non-delivered document (with evidence of recording or filing thereon and certified by the appropriate recording or filing office to be a true and complete copy of the original thereof as filed or recorded) is delivered to the Trustee or its designee on or before the Closing Date.

            Notwithstanding the foregoing, in the event that the Seller cannot deliver to the Trustee or its designee any UCC-2 or UCC-3 assignment with the filing information of the UCC-1 financing statement with respect to any Mortgage Loan being assigned, solely because such UCC-1 financing statement has not been returned by the public filing office where such UCC-1 financing statement has been delivered for filing, Seller shall deliver or cause to be delivered to the Trustee or its designee a photocopy of such UCC-2 or UCC-3 assignment with the filing information left blank. The Seller, promptly upon receipt of the applicable filing information of the UCC-1 financing statement being so assigned, shall deliver or cause to be delivered to the Trustee or its designee the original UCC-2 or UCC-3 assignment with all appropriate filing information set forth thereon.

            Notwithstanding the foregoing, Seller may, at its sole cost and expense, engage a third party contractor to prepare or complete in proper form for filing or recording any and all assignments of Mortgage, assignments of Assignments of Leases and assignments of UCC financing statements to the Trustee to be delivered pursuant to clauses (c), (e), (k) and (n) above of the fifth preceding paragraph (collectively, the "Assignments"), to submit the Assignments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver the Assignments to the Trustee or its designee as the Assignments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing or recording indicated thereon. However, in the event the Seller engages a third party contractor as contemplated in the immediately preceding sentence, the rights, duties and obligations of the Seller pursuant to this Agreement remain binding on the Seller.

            Within ten (10) Business Days after the Closing Date, the Seller shall deliver the Servicer Files with respect to each of the Mortgage Loans to the Master Servicer or if applicable, a Primary Servicer (with a copy to the Master Servicer) under the direction of the Master Servicer, under the Pooling and Servicing Agreement on behalf of the Trustee in trust for the benefit of the Certificateholders. Each such Servicer File shall contain all documents and records in the Seller's possession relating to such applicable Mortgage Loans (including reserve and escrow agreements, cash management agreements, lockbox agreements, financial statements and any other information provided by the respective Borrower from time to time, but excluding any documents and other writings not enumerated in this parenthetical that have been prepared by the Seller or any of its Affiliates solely for internal credit analysis or other internal uses or any attorney-client privileged communication) that are not required to be a part of a Mortgage File in accordance with the definition thereof, together with copies of all instruments and documents which are required to be a part of the related Mortgage File in accordance with the definition thereof.

            For purposes of this Section 3, and notwithstanding any contrary provision hereof or of the definition of "Mortgage File", if there exists with respect to any group of Crossed Loans only one original or certified copy of any document or instrument described in the definition of "Mortgage File" which pertains to all of the Crossed Loans in such group of Crossed Loans, the inclusion of the original or certified copy of such document or instrument in the Mortgage File for any of such Crossed Loans and the inclusion of a copy of such original or certified copy in each of the Mortgage Files for the other Crossed Loans in such group of Crossed Loans, shall be deemed the inclusion of such original or certified copy, as the case may be, in the Mortgage File for each such Crossed Loan.

            The Trustee, as assignee or transferee of Depositor, shall be entitled to all scheduled principal payments due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans, minus that portion of any such payment which is allocable to the period on or prior to the Cut-off Date. All scheduled payments of principal due on or before the Cut-off Date and collected after the Cut-off Date, together with the accompanying interest payments, shall belong to Seller.

            Upon the sale of the Mortgage Loans from Seller to Depositor pursuant hereto, the ownership of each Note, the related Mortgage and the contents of the related Mortgage File shall be vested in Depositor and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of Seller as seller of the Mortgage Loans hereunder, exclusive in each case of documents prepared by Seller or any of its Affiliates solely for internal credit analysis or other internal uses or any attorney-client privileged communication, shall immediately vest in Depositor. All Monthly Payments, Principal Prepayments and other amounts received by Seller and not otherwise belonging to Seller pursuant to this Agreement shall be sent by Seller within three (3) Business Days after Seller's receipt thereof to the Master Servicer via wire transfer for deposit by the Master Servicer into the Collection Account.

            Section 4. Depositor's Conditions to Closing. The obligations of Depositor to purchase the Mortgage Loans and pay the Mortgage Loan Purchase Price at the Closing Date under the terms of this Agreement are subject to the satisfaction of each of the following conditions at or before the Closing:

            (a) Each of the obligations of the Seller required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of Seller under this Agreement (subject to the exceptions set forth in the Exception Report) shall be true and correct in all material respects as of the Closing Date; no event shall have occurred with respect to the Seller or any of the Mortgage Loans and related Mortgage Files which, with notice or the passage of time, would constitute a material default under this Agreement; and Depositor shall have received certificates to the foregoing effect signed by authorized officers of Seller.

            (b) Depositor, or if directed by Depositor, the Trustee or the Depositor's attorneys or other designee, shall have received in escrow, all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Depositor and the Seller, duly executed by all signatories other than Depositor, as required pursuant to the respective terms thereof:

            (i) the Mortgage Files, subject to the provisos of Section 1 of this Agreement, which shall have been delivered to and held by the Trustee or its designee on behalf of Seller;

            (ii) the Mortgage Loan Schedule;

            (iii) the certificate of the Seller confirming its representations and warranties set forth in Section 6(a) (subject to the exceptions set forth in the Exception Report) as of the Closing Date;

            (iv) an opinion or opinions of Seller's counsel, dated the Closing Date, in form acceptable to the Depositor as to various corporate matters and such other matters as shall be reasonably required by the Depositor.

            Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made herein, and on certificates or other documents furnished by officers of Seller.

            In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the General Corporation Law of the State of Delaware, the laws of the State of New York and the United States and shall not be required to express any opinion with respect to the registration or qualification of the Certificates under any applicable state or federal securities laws.

            Such counsel shall state that, although such counsel has not specifically considered the possible applicability to Seller of any other laws, regulations, judgments, orders or decrees, no facts have been disclosed to such counsel that cause such counsel to conclude that any other consent, approval or action is required;

            (i) such other certificates of Seller's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as Depositor or its counsel may reasonably request; and

            (ii) all other information, documents, certificates, or letters with respect to the Mortgage Loans or the Seller and its Affiliates as are reasonably requested by the Depositor in order for the Depositor to perform any of it obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to any sale of Mortgage Loans by the Depositor as contemplated herein.

            (c) The Seller shall have performed or complied with all other terms and conditions of this Agreement which it is required to perform or comply with at or before the Closing and shall have the ability to perform or comply with all duties, obligations, provisions and terms which it is required to perform or comply with after the Closing.

            (d) The Seller shall have delivered to the Trustee, on or before the Closing Date, five limited powers of attorney in favor of the Trustee and Special Servicer empowering the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to record, at the expense of the Seller, any Mortgage Loan Documents required to be recorded and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files. The Seller shall reasonably cooperate with the Trustee and the Special Servicer in connection with any additional powers or revisions thereto that are requested by such parties.

            Section 5. Seller's Conditions to Closing. The obligations of Seller under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

            (a) Each of the obligations of Depositor required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; and all of the representations and warranties of Depositor under this Agreement shall be true and correct in all material respects as of the Closing Date; and no event shall have occurred with respect to Depositor which, with notice or the passage of time, would constitute a material default under this Agreement, and Seller shall have received certificates to that effect signed by authorized officers of Depositor.

            (b) Seller shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to Seller and Depositor, duly executed by all signatories other than Seller, as required pursuant to the respective terms thereof:

                  (i) an officer's certificate of Depositor, dated as of the Closing Date, with the resolutions of Depositor authorizing the transactions set forth therein, together with copies of the charter, by-laws and certificate of good standing dated as of a recent date of Depositor; and

                  (ii) such other certificates of its officers or others, such opinions of Depositor's counsel and such other documents required to evidence fulfillment of the conditions set forth in this Agreement as Seller or its counsel may reasonably request.

            (c) The Depositor shall have performed or complied with all other terms and conditions of this Agreement which it is required to perform or comply with at or before the Closing and shall have the ability to perform or comply with all duties, obligations, provisions and terms which it is required to perform or comply with after Closing.

            Section 6. Representations and Warranties of Seller. (a) Seller represents and warrants to Depositor as of the date hereof, as follows:

                  (i) Seller is duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America. Seller has conducted and is conducting its business so as to comply in all material respects with all applicable statutes and regulations of regulatory bodies or agencies having jurisdiction over it, except where the failure so to comply would not have a materially adverse effect on the performance by Seller of this Agreement, and there is no charge, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of Seller, threatened, which is reasonably likely to materially and adversely affect the performance by Seller of this Agreement or the consummation of transactions contemplated by this Agreement.

                  (ii) Seller has the full power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith) and to perform all transactions of Seller contemplated by this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith). Seller has duly authorized the execution, delivery and performance of this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith), and has duly executed and delivered this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith). This Agreement (and each agreement and document executed and delivered by Seller in connection herewith), assuming due authorization, execution and delivery thereof by each other party thereto, constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, fraudulent transfer, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and by considerations of public policy.

                  (iii) Neither the execution, delivery and performance of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by Seller, will (a) conflict with or result in a breach of any of the terms, conditions or provisions of Seller's certificate of incorporation, as amended, or other organizational documents; (b) conflict with, result in a breach of, or constitute a default or result in an acceleration under, any agreement or instrument to which Seller is now a party or by which it (or any of its properties) is bound if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); (c) conflict with or result in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); (d) result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); or (e) result in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon Seller's ability to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith), or materially impair the ability of the Depositor to realize on the Mortgage Loans.

                  (iv) Seller is solvent and the sale of Mortgage Loans (1) will not cause Seller to become insolvent and (2) is not intended by Seller to hinder, delay or defraud any of its creditors.

                  (v) No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for (a) Seller's execution, delivery and performance of this Agreement (and each agreement and document executed and delivered by Seller in connection herewith), (b) Seller's transfer and assignment of the Mortgage Loans, or (c) the consummation by Seller of the transactions contemplated by this Agreement (and each agreement and document executed and delivered by Seller in connection herewith) or, to the extent so required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except for the filing or recording of assignments and other Mortgage Loan Documents contemplated by the terms of this Agreement and except that Seller may not be duly qualified to transact business as a foreign corporation or licensed in one or more states if such qualification or licensing is not necessary to ensure the enforceability of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

                  (vi) The consideration received by Seller upon the sale of the Mortgage Loans constitutes fair consideration and reasonably equivalent value for such Mortgage Loans.

                  (vii) Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant of Seller contained in this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

                  (viii) There are no actions, suits or proceedings pending or to Seller's knowledge threatened in writing against Seller which are reasonably likely to draw into question the validity of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith) or which, either in any one instance or in the aggregate, are reasonably likely to materially impair the ability of Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

                  (ix) Seller's performance of its duties and obligations under this Agreement (and each agreement or document executed and delivered by Seller in connection herewith) is in the ordinary course of business of Seller and Seller's transfer, assignment and conveyance of the Mortgage Loans pursuant to this Agreement are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction.

                  (x) Seller has not dealt with any Person that may be entitled, by reason of any act or omission of Seller, to any commission or compensation in connection with the sale of the Mortgage Loans to the Depositor hereunder except for the reimbursement of expenses as described herein or otherwise in connection with the transactions described in
      Section 2 and the commissions or compensation owed to the Underwriters or the Initial Purchaser.

                  (xi) Seller is not in default or breach of any agreement or instrument to which Seller is now a party or by which it (or any of its properties) is bound which breach or default would materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

                  (xii) The representations and warranties contained in Exhibit A and the exceptions to such representations and warranties set forth on
      Schedule V hereto are true and correct in all material respects as of the date hereof with respect to the Mortgage Loans identified on Schedule II.

            Section 7. Obligations of Seller. Each of the representations and warranties contained in or required to be made by the Seller pursuant to Section 6 of this Agreement shall survive the sale of the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Notes and notwithstanding subsequent termination of this Agreement or the Pooling and Servicing Agreement. The representations and warranties contained in or required to be made by the Seller pursuant to Section 6 of this Agreement shall not be impaired by any review or examination of the Mortgage Files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of Depositor to review or examine such documents and shall inure to the benefit of the initial transferee of the Mortgage Loans from Depositor including, without limitation, the Trustee for the benefit of the Holders of the Certificates, notwithstanding (1) any restrictive or qualified endorsement on any Note, assignment of Mortgage or reassignment of Assignment of Leases or (2) any termination of this Agreement prior to the Closing but shall not inure to the benefit of any subsequent transferee thereafter.

            If any Certificateholder, the Master Servicer, the Special Servicer or the Trustee discovers or receives notice: of a breach of any of the representations or warranties made by the Seller with respect to the Mortgage Loans (subject to the exceptions to such representations and warranties set forth in the Exception Report), as of the date hereof in Section 6(a)(xii) or as of the Closing Date pursuant to Section 4(b)(iii) (a "Breach"); or that (a) any document required to be included in the Mortgage File related to any Mortgage Loan is not in the Trustee's (or its designee's) possession within the time period required herein or (b) such document has not been properly executed or is otherwise defective on its face (clause (a) and clause (b) each, a "Defect" (including the "Defects" described below) in the related Mortgage File), such party shall give notice to the Master Servicer, the Special Servicer, the Trustee and the Rating Agencies. If the Master Servicer or the Special Servicer determines that such Breach or Defect materially and adversely affects the value of any Mortgage Loan or REO Loan or the interests of the Holders of any Class of Certificates, it shall give prompt written notice of such Breach or Defect to the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Seller and shall request that the Seller not later than the earlier of 90 days from the receipt by the Seller of such notice or discovery by the Seller of such Breach or Defect (subject to the second succeeding paragraph, the "Initial Resolution Period"), (i) cure such Breach or Defect in all material respects;
(ii) repurchase the affected Mortgage Loan at the applicable Purchase Price (as defined in the Pooling and Servicing Agreement) or (iii) substitute one or more Qualified Substitute Mortgage Loans (as defined in the Pooling and Servicing Agreement) for such affected Mortgage Loan (provided that in no event shall any substitution occur later than the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount (as defined in the Pooling and Servicing Agreement) in connection therewith; provided, however, that if (i) such material Breach or material Defect is capable of being cured but not within the Initial Resolution Period, (ii) such material Breach or material Defect does not cause the related Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code), (iii) the Seller has commenced and is diligently proceeding with the cure of such material Breach or material Defect within the Initial Resolution Period and (iv) the Seller has delivered to the Rating Agencies, the Master Servicer, the Special Servicer and the Trustee an Officer's Certificate that describes the reasons that the cure was not effected within the Initial Resolution Period and the actions that it proposes to take to effect the cure and that states that it anticipates the cure will be effected within the additional 90-day period, then the Seller shall have an additional 90 days to cure such material Defect or material Breach. If any Breach pertains to a representation or warranty that the related Mortgage Loan Documents or any particular Mortgage Loan Document requires the related Borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan Document(s), then the Seller shall cure such Breach within the Initial Resolution Period by reimbursing the Trust Fund (by wire transfer of immediately available funds) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Borrower; provided, however, that in the event any such costs and expenses exceed $10,000, the Seller shall have the option to either repurchase the related Mortgage Loan at the applicable Purchase Price or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, the Seller shall remit the amount of such costs and expenses and upon its making such remittance, the Seller shall be deemed to have cured such Breach in all respects. With respect to any repurchase of a Mortgage Loan hereunder or any substitution of one or more Qualified Substitute Mortgage Loans for a Mortgage Loan hereunder, (A) no such substitution may be made in any calendar month after the Determination Date for such month; (B) scheduled payments of principal and interest due with respect to the Qualified Substitute Mortgage Loan(s) after the month of substitution, and scheduled payments of principal and interest due with respect to each Mortgage Loan being repurchased or replaced after the related Cut-off Date and received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, shall be part of the Trust Fund; and (C) scheduled payments of principal and interest due with respect to such Qualified Substitute Mortgage Loan(s) during or prior to the month of substitution, and scheduled payments of principal and interest due with respect to each Mortgage Loan being repurchased or replaced and received by the Master Servicer or the Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund, and the Seller (or, if applicable, any person effecting the related repurchase or substitution in the place of the Seller) shall be entitled to receive such payments promptly following receipt by the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement.

            Any of the following will cause a document in the Mortgage File to be deemed to have a "Defect" and to be conclusively presumed to materially and adversely affect the interests of the Holders of a Class of Certificates and the value of a Mortgage Loan or REO Loan: (a) the absence from the Mortgage File of the original signed Note, unless the Mortgage File contains a signed lost note affidavit and indemnity; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a certified copy of the Mortgage as recorded or as sent for recordation, together with a certificate stating that the original signed Mortgage was sent for recordation, or a copy of the Mortgage and the related recording information; (c) the absence from the Mortgage File of the item called for by clause (i) of the definition of Mortgage File; (d) the absence from the Mortgage File of any intervening assignments required to create an effective assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation; or (e) the absence from the Servicer File of any required original letter of credit (as required in the provisos to Section 1 hereof), provided that such Defect may be cured by any substitute letter of credit or cash reserve or (f) the absence from the Mortgage File of an original or copy of any required ground lease. In addition, the Seller shall cure any Defect described in clause (b), (c), (e) or (f) of the immediately preceding sentence as required in Section 2.02(b) of the Pooling and Servicing Agreement.

            Any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code) shall be deemed to materially and adversely affect the interests of the Holders of a Class of Certificates and the Initial Resolution Period for the affected Mortgage Loan shall be 90 days following the earlier of the Seller's receipt of notice pursuant to this Section 7 or its discovery of such Defect or Breach (which period shall not be subject to extension).

            If the Seller does not, as required by this Section 7, correct or cure a material Breach or a material Defect in all material respects within the applicable Initial Resolution Period (as extended pursuant to this Section 7), or if such Breach or Defect is not capable of being so corrected or cured within such period, then the Seller shall purchase or substitute for the affected Mortgage Loan as provided in this Section 7. If (i) any Mortgage Loan is required to be repurchased or substituted for as provided above, (ii) such Mortgage Loan is a Crossed Loan that is a part of a Mortgage Group (as defined below) and (iii) the applicable Breach or Defect does not constitute a Breach or Defect, as the case may be, as to any other Crossed Loan in such Mortgage Group (without regard to this paragraph), then the applicable Breach or Defect, as the case may be, will be deemed to constitute a Breach or Defect, as the case may be, as to any other Crossed Loan in the Mortgage Group for purposes of the above provisions, and the Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Mortgage Group in accordance with the provisions of this Section 7 unless such other Crossed Loans satisfy the Crossed Loan Repurchase Criteria (as defined in the Pooling and Servicing Agreement) and the Seller can satisfy all other criteria for substitution or repurchase of the affected Mortgage Loan(s) set forth in the Pooling and Servicing Agreement. In the event that one or more of such other Crossed Loans satisfy the Crossed Loan Repurchase Criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Mortgage Group. The Seller shall be responsible for the cost of any Appraisal required to be obtained by the Master Servicer to determine if the Crossed Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld). For purposes of this paragraph, a "Mortgage Group" is any group of Mortgage Loans identified as a Mortgage Group on Schedule III to this Agreement.

            Notwithstanding the foregoing, if there is a material Breach or material Defect with respect to one or more Mortgaged Properties (but not all of the Mortgaged Properties) with respect to a Mortgage Loan, the Seller will not be obligated to repurchase or substitute for the Mortgage Loan if the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents and the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and (i) the Seller provides an opinion of counsel to the effect that such partial release would not cause an Adverse REMIC Event (as defined in the Pooling and Servicing Agreement) to occur, (ii) such Seller pays (or causes to be paid) the applicable release price required under the Mortgage Loan Documents, and to the extent not reimbursable out of the release price pursuant to the related Mortgage Loan Documents, together with any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the Special Servicer, the Trustee or the Trust Fund in connection therewith, including any unreimbursed advances and interest thereon made with respect to the Mortgaged Property which is being released and (iii) such cure by release of such Mortgaged Property is effected within the time periods specified for cure of a material Breach or material Defect in this
Section 7.

            The Purchase Price or Substitution Shortfall Amount for any repurchased or substituted Mortgage Loan shall be payable to the Depositor or, subsequent to the assignment of the Mortgage Loans to the Trustee, the Trustee as its assignee, by wire transfer of immediately available funds to the account designated by the Depositor or the Trustee, as the case may be, and the Depositor or the Trustee, as the case may be, upon receipt of such funds, shall promptly release the related Mortgage File and Servicer File or cause them to be released, to the Seller and shall execute and deliver such instruments of transfer or assignment as shall be necessary to vest in the Seller the legal and beneficial ownership of such Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the related Mortgage Loan Documents.

            It is understood and agreed that the obligations of the Seller set forth in this Section 7 to cure, substitute for or repurchase a Mortgage Loan constitute the sole remedies available to the Depositor and its successors and assigns respecting any Breach or Defect affecting such Mortgage Loan.

            Section 8. Crossed Loans. With respect to any Crossed Loan conveyed hereunder, to the extent that the Seller repurchases or substitutes for an affected Crossed Loan in the manner prescribed above while the Trustee continues to hold any related Crossed Loans, the Seller and the Depositor (on behalf of its successors and assigns) agree to modify upon such repurchase or substitution, the related Mortgage Loan Documents in a manner such that such affected Crossed Loan repurchased or substituted by the Seller, on the one hand, and any related Crossed Loans still held by the Trustee, on the other, would no longer be cross-defaulted or cross-collateralized with one another; provided, that the Seller shall have furnished to the Trustee, at its expense, with an Opinion of Counsel that such modification shall not cause an Adverse REMIC Event; provided, further, that if such Opinion of Counsel cannot be furnished, the Seller and the Depositor hereby agree that such repurchase or substitution of only the affected Crossed Loans, notwithstanding anything to the contrary herein, shall not be permitted. Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan Documents. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof.

            Section 9. [Reserved]

            Section 10. Representations and Warranties of Depositor. Depositor hereby represents and warrants to Seller as of the date hereof, as follows:

            (a) Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as it is conducted, and is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification (except where the failure to qualify would not have a materially adverse effect on the consummation of any transactions contemplated by this Agreement).

            (b) The execution and delivery by Depositor of this Agreement and the performance of Depositor's obligations hereunder are within the corporate power of Depositor and have been duly authorized by Depositor and neither the execution and delivery by Depositor of this Agreement nor the compliance by Depositor with the provisions hereof, nor the consummation by Depositor of the transactions contemplated by this Agreement, will (i) conflict with or result in a breach of, or constitute a default under, the certificate of incorporation or by-laws of Depositor or, after giving effect to the consents or taking of the actions contemplated by clause (ii) of this paragraph (b), any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Depositor or its properties, or any of the provisions of any material indenture or mortgage or any other material contract or other instrument to which Depositor is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, contract or other instrument or (ii) require the consent of or notice to, or any filing with any person, entity or governmental body, which has not been obtained or made by Depositor, except where, in any of the instances contemplated by clause (i) above or this clause (ii), the failure to do so will not have a material and adverse effect on the consummation of any transactions contemplated by this Agreement.

            (c) This Agreement has been duly executed and delivered by Depositor and this Agreement constitutes a legal, valid and binding instrument, enforceable against Depositor in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law) and, as to rights of indemnification hereunder, subject to limitations of public policy under applicable securities laws.

            (d) There is no litigation, charge, investigation, action, suit or proceeding by or before any court, regulatory authority or governmental agency or body pending or, to the knowledge of Depositor, threatened against Depositor the outcome of which could be reasonably expected to materially and adversely affect the consummation of any transactions contemplated by this Agreement.

            Section 11. Survival of Certain Representations, Warranties and Covenants. The respective representations and warranties set forth in or made pursuant to this Agreement, and the respective obligations of the parties hereto under Sections 7 and 11 of this Agreement, will remain in full force and effect, regardless of any investigation or statement as to the result thereof made by or on behalf of any party and will survive payment for the various transfers referred to herein and delivery of the Certificates or termination of this Agreement.

            Section 12. [Reserved]

            Section 13. Expenses; Recording Costs. Seller agrees to reimburse the Trustee or its designee all recording and filing fees incurred by the Trustee or its designee in connection with the recording or filing of the Mortgage Loan Documents listed in Section 3 of this Agreement. In the event Seller elects to engage a third party contractor to prepare, complete, file and record Assignments with respect to Mortgage Loans as provided in Section 3, Seller shall contract directly with such contractor and shall be responsible for such contractor's compensation and reimbursement of recording and filing fees and other reimbursable expenses pursuant to their agreement.

            Section 14. Notices. All communications hereunder will be in writing and effective only upon receipt, and, (a) if sent to Depositor, will be mailed, delivered or telecopied and confirmed to it at Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Edmund Taylor, with a copy to Tessa Peters, Esq., Compliance Department, Telecopy No.: (212) 325-8282; (b) if sent to Seller, will be mailed, delivered or telecopied to it at PNC Bank, National Association, 10851 Mastin, Suite 300, Overland Park, Kansas 66210 (for deliveries), and P.O. Box 25965, Shawnee Mission, Kansas 66225-5965 (for communications by United States mail),
Attention: Harry Funk, Telecopy No.: (913) 253-9001, with a copy to PNC Bank, National Association, One PNC Plaza, 21st Floor, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222, Attention: Gretchen Lengel Kelly, Esq., Telecopy No.: (412) 762-4334, or to such other address or telecopy number as such party may hereafter furnish to the other party by like notice.

            Section 15. Examination of Mortgage Files. Upon reasonable notice, Seller, prior to the Closing Date, will make the Mortgage Files available to Depositor or its agent for examination during normal business hours at Seller's offices or such other location as shall otherwise be agreed upon by Depositor and Seller. The fact that Depositor or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of Depositor or the Trustee (for the benefit of the Certificateholders) to demand cure, repurchase, or other relief as provided herein.

            Section 16. Successors. This Agreement shall inure to the benefit of and shall be binding upon Seller and Depositor and their respective successors, permitted assigns and legal representatives, and nothing expressed in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such Persons and for the benefit of no other Person; it being understood that (a) the indemnities of Seller contained in that certain Indemnification Agreement dated November 20, 2003 among Seller, Depositor and the Underwriters, subject to all limitations therein contained, shall also be for the benefit of the officers and directors of Depositor, the Underwriters and the Initial Purchaser and any person or persons who control Depositor, the Underwriters and the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended, and (b) the rights of Depositor pursuant to this Agreement, subject to all limitations herein contained, including those set forth in Section 7 of this Agreement, may be assigned to the Trustee, for benefit of the Certificateholders, as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to such rights of Depositor hereunder, provided that the Trustee shall have no right to further assign such rights to any other Person. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assign because of such ownership.

            Section 17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO CHOICE OF LAW PRINCIPLES.

            Section 18. Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

            Section 19. Further Assurances. Depositor and Seller agree to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

            Section 20. Counterparts. This Agreement may be executed in counterparts (and by each of the parties hereto on different counterparts), each of which when so executed and delivered will be an original, and all of which together will be deemed to constitute but one and the same instrument.

            Section 21. Treatment as Security Agreement. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by Seller to Depositor as provided in this Agreement be, and be construed as, a sale of the Mortgage Loans by Seller to Depositor. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by Seller to Depositor to secure a debt or other obligation of Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of Seller or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans:

            (a) this Agreement shall hereby create a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state;

            (b) the conveyance provided for in this Agreement shall hereby grant from Seller to Depositor a security interest in and to all of Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (i) all accounts, contract rights (including any guarantees), general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in the Mortgage Loans, including the related Notes, Mortgages and title, hazard and primary mortgage insurance policies identified on the Mortgage Loan Schedule, including all replacement Mortgage Loans, and all distributions with respect thereto payable after the Cut-off Date;

                  (ii) all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other persons with respect to, all or any part of the collateral described in (i) above (including any accrued discount realized on liquidation of any investment purchased at a discount), in each case, payable after the Cut-off Date; and

                  (iii) all cash and non-cash proceeds of the collateral described in (i) and (ii) above payable after the Cut-off Date;

            (c) the possession by Depositor or its assignee of the Notes and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-306, 9-313 and 9-314 thereof) as in force in the relevant jurisdiction; and

            (d) notifications to persons holding such property, and acknowledgments, receipts, confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents of, or persons holding for (as applicable), Depositor or its assignee for the purpose of perfecting such security interest under applicable law. The Seller at the direction of the Depositor or its assignee, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the proceeds thereof, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. In connection herewith, Depositor and its assignee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Section 22. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation following the Closing Date in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Seller at Seller's expense at the direction of Depositor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Depositor.

                                    * * *

            IN WITNESS WHEREOF, the parties hereto have caused this Mortgage Loan Purchase Agreement to be duly executed and delivered as the date first above written.

                                   PNC  BANK, NATIONAL ASSOCIATION,
                                     as Seller

                                   By:   /s/   Jeffrey E. Johnson
                                        ----------------------------------------
                                        Name:  Jeffrey E. Johnson
                                        Title: Vice President


                                   CREDIT SUISSE FIRST BOSTON MORTGAGE
                                     SECURITIES CORP.,
                                     as Depositor


                                   By:   /s/   Jeffrey A. Altabef
                                        ----------------------------------------
                                        Name:  Jeffrey A. Altabef
                                        Title: Vice President

                                                                      SCHEDULE I

                          SCHEDULE OF TRANSACTION TERMS

            This Schedule of Transaction Terms is appended to and incorporated by reference in the Mortgage Loan Purchase Agreement (the "Agreement"), dated as of December 1, 2003, among PNC Bank, National Association (the "Seller") and Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). Capitalized terms used herein without definition have the meanings given them in or by reference in the Agreement or, if not defined in the Agreement, in the Pooling and Servicing Agreement.

            "Affiliate" means with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.

            "Assignments" shall have the meaning given such term in Section 3 of this Agreement.

            "Borrower" means the borrower under a Mortgage Loan.

            "Breach" shall have the meaning given such term in Section 7 of this Agreement.

            "Certificate Purchase Agreement" means the Certificate Purchase Agreement, dated November 20, 2003, between Depositor and the Initial Purchaser.

            "Certificates" means each class of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2003-C5.

            "Closing" shall have the meaning given that term in Section 2 of this Agreement.

            "Closing Date" means December 5, 2003.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Crossed Loan" means any Mortgage Loan which is cross-defaulted and cross-collateralized with any other Mortgage Loan.

            "Cut-off Date" means, the applicable Due Date for each Mortgage Loan occurring in December, 2003.

            "Defect" shall have the meaning given such term in Section 7 of this Agreement.

            "Environmental Report" means the environmental audit report with respect to each Mortgaged Property delivered to Seller in connection with the related Mortgage, if any.

            "Exception Report" means the exceptions with respect to the representations and warranties made by the Seller as to the Mortgage Loans identified on Schedule II in Section 6(a)(xii) and under the written certificate described in Section 4(b)(iii), which exceptions are set forth in Schedule V attached hereto and made a part hereof.

            "Initial Purchaser" means Credit Suisse First Boston LLC.

            "Initial Resolution Period" shall have the meaning given such term in Section 7 of this Agreement.

            "Loan Agreement" means, with respect to any Mortgage Loan, the loan agreement, if any, between the Mortgage Loan Originator and the Borrower, pursuant to which such Mortgage Loan was made.

            "Mortgage File" means, collectively, the documents and instruments pertaining to a Mortgage Loan required to be included in the related Mortgage File pursuant to Section 3 (subject to the first proviso in Section 1).

            "Mortgage Group" shall have the meaning given such term in Section 7 of the Agreement.

            "Mortgage Loan Documents" means, collectively, the documents and instruments pertaining to a Mortgage Loan to be included in either the related Mortgage File or the related Servicer File.

            "Mortgage Loan Originator" means any institution which originated a Mortgage Loan for a related Borrower.

            "Mortgage Loan Purchase Price" means the amount described in Section 2 of the Agreement.

            "Mortgage Loan Schedule" shall have the meaning given such term in Recital II of this Agreement.

            "Mortgage Loans" means all of the mortgage loans to be sold to Depositor pursuant to this Agreement, specifically identified on Schedule II to this Agreement.

            "Offered Certificates" means the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E and Class F Certificates.

            "Offering Circular" means the confidential offering circular dated November 20, 2003, describing certain classes of the Certificates.

            "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement creating the Trust Fund and the interests therein, dated as of December 1, 2003, among the Depositor, Midland Loan Services, Inc., as Master Servicer, Clarion Partners, LLC, as Special Servicer, and the Trustee.

            "Primary Collateral" means with respect to any Crossed Loan, that portion of the Mortgaged Property designated as directly securing such Crossed Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such Crossed Loan.

            "Prospectus" means the Prospectus of the Depositor, dated November 10, 2003.

            "Prospectus Supplement" means the Prospectus Supplement, dated November 20, 2003, relating to the Offered Certificates.

            "Servicer File" means, collectively, all documents, records and copies pertaining to a Mortgage Loan which are required to be included in the related Servicer File pursuant to Section 3 (subject to the first proviso in Section 1).

            "Trustee" shall have the meaning given such term in Section 1 of this Agreement.

            "Underwriters" means Credit Suisse First Boston LLC, McDonald

            Investments Inc., WaMu Capital Corp., Merrill Lynch, Pierce, Fenner and Smith Incorporated and PNC Capital Markets, Inc.

            "Underwriting Agreement" means the Underwriting Agreement, dated November 20, 2003, between Depositor and the Underwriters.

                                                                   SCHEDULE II

Loan Number   Property Name                                   Address                                   City               State
          9   East Thunderbird Square Shopping Center North   1050 Los Vallecitos Boulevard             Scottsdale         AZ
         12   Serrano Apartments                              917-929 Mechanic Street                   Houston            TX
         18   Villages of Deerfield Apartments                14202 North Scottsdale Road               San Antonio        TX
         19   Baseline Corporate Center                       12605 Metcalf Avenue                      Phoenix            AZ
         21   Delphi Building                                 8002 Warwick Avenue                       Troy               MI
         22   Anaheim Professional Center                     9055 Comprint Court                       Anaheim            CA
         23   Coast Family Medical Center                     305 Hobbs Road                            Huntington Beach   CA
         24   Radisson Hotel Historic Savannah                2213 Shed Road                            Savannah           GA
         25   Breckinridge Court Apartments                   320-694 B Street and 420-436 6th Street   Lexington          KY
         28   Deer Valley Financial Center                    4920 & 4940 South Wendler Drive           Phoenix            AZ
         35   Tustin Freeway Business Center                  265-67 Milburn Avenue                     Tustin             CA
         36   Oak Hill Townhomes                              14650 Pipeline Avenue                     State College      PA
         39   High Ridge Apartments                           Valley Vista Drive                        El Paso            TX
         43   Staybridge Suites                               22601 North 19th Avenue                   Maple Grove        MN
         49   South County Medical Plaza                      1401 Crooks Road                          San Clemente       CA
         52   78 Place                                        5113 North Brookline Avenue               San Marcos         CA
         54   Bolsa Retail Center                             9353 Viscount Boulevard                   Westminster        CA
         56   91 Montvale Avenue                              10451, 10491 & 10495 Bolsa Avenue         Stoneham           MA
         61   Metcalf 127 Shops                               14723 West Oaks Plaza Drive               Overland Park      KS
         65   Cloverdale Apartments                           1300 Vista Hermosa                        Bossier City       LA
         66   Collins Aire Mobile Home Park                   1123 Brandywine Lane                      Ft. Collins        CO
         67   Chino Hills Promenade                           401 North Timberline Drive                Chino Hills        CA
         74   Palm Ridge                                      91 Montvale Avenue                        San Diego          CA
         79   Merit Building                                  14555 Blanco Road                         Gaithersburg       MD
         82   PNC Advisor Building                            4350, 4370, and 4380 Palm Avenue          Milburn            NJ
         85   Oaks of League City                             17752 Beach Boulevard                     League City        TX
         87   Storage USA                                     420 Redding Road                          Louisville         KY
         90   Mansions North Apartments                       1801 West Romneya Drive                   Oklahoma City      OK
        108   Brandywine Apartments                           411 West Bay Street                       Norman             OK
        151   Quartermaster Court Apartments                  7821 Elm Creek Boulevard                  Jeffersonville     IN

Loan Number   Zip Code   Mortgage Rate   Net Mortgage Rate   Original Balance   Cut-off Balance   Remaining Term    Maturity Date
          9   85254              6.20%            6.18981%         28,500,000    $28,472,696.34               119   11/1/2013
         12   77082              4.69%            4.67981%         26,450,000    $26,450,000.00               117   9/1/2013
         18   78216              4.93%            4.92181%         16,700,000    $16,641,061.81               117   9/1/2013
         19   85282              5.94%            5.92881%         16,455,000    $16,438,430.07               119   11/1/2013
         21   48084              6.01%            5.99881%         16,000,000    $15,976,947.28               119   11/1/2013
         22   92801              6.00%            5.98881%          9,375,000     $9,365,667.14               119   11/1/2013
         23   92647              5.93%            5.91881%          5,725,000     $5,719,224.00               119   11/1/2013
         24   31401              6.73%            6.72181%         15,000,000    $14,980,677.63               119   11/1/2013
         25   40517              5.85%            5.84181%         14,800,000    $14,772,020.29               118   10/1/2013
         28   85027              6.20%            6.18881%         11,625,000    $11,604,680.85               118   10/1/2013
         35   92780              5.93%            5.92181%         10,000,000     $9,989,910.92               119   11/1/2013
         36   16803              5.81%            5.80181%          9,864,000     $9,845,186.45               118   10/1/2013
         39   79925              5.84%            5.82681%          9,200,000     $9,182,568.72               118   10/1/2013
         43   55369              6.87%            6.85681%          7,450,000     $7,440,612.42               119   11/1/2013
         49   92673              6.17%            6.15881%          6,600,000      6,593,640.44               119   11/1/2013
         52   92069              6.19%            6.17881%          6,200,000     $6,194,048.82               119   11/1/2013
         54   92683              6.17%            6.15881%          5,850,000     $5,844,363.12               119   11/1/2013
         56   02180              6.08%            6.06681%          5,810,000     $5,804,304.05               119   11/1/2013
         61   66213              6.48%            6.46881%          5,545,000     $5,531,107.44               118   10/1/2013
         65   71111              6.44%            6.42681%          5,128,000     $5,108,072.50               117   9/1/2013
         66   80524              5.96%            5.95181%          4,900,000     $4,900,000.00               120   12/1/2013
         67   91709              6.37%            6.35881%          4,900,000     $4,887,170.05               117   9/1/2013
         74   92154              6.17%            6.15681%          4,170,000     $4,170,000.00               120   12/1/2013
         79   20877              6.14%            6.12681%          3,940,000     $3,933,019.04               118   10/1/2013
         82   07041              6.39%            6.38181%          3,700,000     $3,690,353.95               117   9/1/2013
         85   77573              5.65%            5.63181%          3,360,000     $3,356,424.88               119   11/1/2013
         87   40222              5.80%            5.78681%          3,100,000     $3,082,422.02               116   8/1/2013
         90   73112              5.25%            5.23681%          2,800,000     $2,793,972.67               118   10/1/2013
        108   73071              5.05%            5.03681%          2,280,000     $2,274,881.16               118   10/1/2013
        151   47130              8.12%            8.11181%            635,000        634,309.79               214   10/1/2021

Loan Number   ARD Date   Original Amort Term   Remaining Amort Term   Monthly Payment   Units/Rooms   NRSF       Accrual Method
          9   N/A                        360                    359           174,554           N/A    167,412   Actual/360
         12   N/A                        360                    360           137,021           438        N/A   Actual/360
         18   N/A                        360                    357            88,936           300        N/A   Actual/360
         19   N/A                        360                    359            98,022           N/A    151,221   Actual/360
         21   N/A                        300                    299           103,186           N/A    222,597   Actual/360
         22   N/A                        360                    359            56,208           N/A     87,237   Actual/360
         23   N/A                        360                    359            34,067           N/A     42,892   Actual/360
         24   N/A                        300                    299           103,447           150        N/A   Actual/360
         25   N/A                        360                    358            87,311           382        N/A   Actual/360
         28   N/A                        360                    358            71,200           N/A    126,569   Actual/360
         35   N/A                        360                    359            59,506           N/A    184,083   Actual/360
         36   N/A                        360                    358            57,940           106        N/A   Actual/360
         39   N/A                        360                    358            54,216           296        N/A   Actual/360
         43   N/A                        300                    299            52,039           119        N/A   Actual/360
         49   N/A                        360                    359            40,295           N/A     27,522   Actual/360
         52   N/A                        360                    359            37,933           N/A    105,618   Actual/360
         54   N/A                        360                    359            35,716           N/A     42,505   Actual/360
         56   N/A                        360                    359            35,133           N/A     50,648   Actual/360
         61   N/A                        300                    298            37,371           N/A     56,509   Actual/360
         65   N/A                        300                    297            34,433           177        N/A   Actual/360
         66   N/A                        360                    360            29,252           328        N/A   Actual/360
         67   N/A                        360                    357            30,554           N/A     41,464   Actual/360
         74   N/A                        360                    360            25,459           N/A     27,600   Actual/360
         79   N/A                        360                    358            23,978           N/A     39,902   Actual/360
         82   N/A                        360                    357            23,120           N/A     13,110   Actual/360
         85   N/A                        360                    359            19,395           108        N/A   Actual/360
         87   N/A                        300                    296            19,596           N/A     66,850   Actual/360
         90   N/A                        360                    358            15,462           114        N/A   Actual/360
        108   N/A                        360                    358            12,309           104        N/A   Actual/360
        151   N/A                        360                    358             4,713            32        N/A   Actual/360

Loan Number   Primary Servicing Fee Rate   Master Servicing Fee Rate   Trustee & Paying Agent Fee   Due Date   ARD Loan
          9                      0.09000                     0.01000                      0.00190          1   N/A
         12                      0.09000                     0.01000                      0.00190          1   N/A
         18                      0.07000                     0.01000                      0.00190          1   N/A
         19                      0.10000                     0.01000                      0.00190          1   N/A
         21                      0.10000                     0.01000                      0.00190          1   N/A
         22                      0.10000                     0.01000                      0.00190          1   N/A
         23                      0.10000                     0.01000                      0.00190          1   N/A
         24                      0.07000                     0.01000                      0.00190          1   N/A
         25                      0.07000                     0.01000                      0.00190          1   N/A
         28                      0.10000                     0.01000                      0.00190          1   N/A
         35                      0.07000                     0.01000                      0.00190          1   N/A
         36                      0.07000                     0.01000                      0.00190          1   N/A
         39                      0.12000                     0.01000                      0.00190          1   N/A
         43                      0.12000                     0.01000                      0.00190          1   N/A
         49                      0.10000                     0.01000                      0.00190          1   N/A
         52                      0.10000                     0.01000                      0.00190          1   N/A
         54                      0.10000                     0.01000                      0.00190          1   N/A
         56                      0.12000                     0.01000                      0.00190          1   N/A
         61                      0.10000                     0.01000                      0.00190          1   N/A
         65                      0.12000                     0.01000                      0.00190          1   N/A
         66                      0.07000                     0.01000                      0.00190          1   N/A
         67                      0.10000                     0.01000                      0.00190          1   N/A
         74                      0.12000                     0.01000                      0.00190          1   N/A
         79                      0.12000                     0.01000                      0.00190          1   N/A
         82                      0.07000                     0.01000                      0.00190          1   N/A
         85                      0.17000                     0.01000                      0.00190          1   N/A
         87                      0.12000                     0.01000                      0.00190          1   N/A
         90                      0.12000                     0.01000                      0.00190          1   N/A
        108                      0.12000                     0.01000                      0.00190          1   N/A
        151                      0.07000                     0.01000                      0.00190          1   N/A

Loan Number   Lockout/Defeasance   Earthquake Insurance   Environmental Insurance   Related Borrower Ground Leases   Loan Group
          9           Defeasance   N/A                    No                        N/A                                       1
         12              Lockout   N/A                    No                        N/A                                       2
         18              Lockout   N/A                    No                        N/A                                       2
         19           Defeasance   N/A                    No                        N/A                                       1
         21           Defeasance   N/A                    No                        N/A                                       1
         22           Defeasance   No                     No                        N/A                                       1
         23           Defeasance   No                     No                        N/A                                       1
         24           Defeasance   N/A                    No                        N/A                                       1
         25           Defeasance   N/A                    No                        N/A                                       2
         28           Defeasance   N/A                    No                        N/A                                       1
         35           Defeasance   No                     No                        N/A                                       1
         36           Defeasance   N/A                    No                        N/A                                       1
         39           Defeasance   N/A                    No                        N/A                                       2
         43           Defeasance   N/A                    No                        N/A                                       1
         49           Defeasance   No                     No                        N/A                                       1
         52           Defeasance   No                     No                        N/A                                       1
         54           Defeasance   No                     No                        N/A                                       1
         56           Defeasance   N/A                    No                        N/A                                       1
         61           Defeasance   N/A                    No                        N/A                                       1
         65           Defeasance   N/A                    No                        N/A                                       2
         66           Defeasance   N/A                    No                        N/A                                       2
         67           Defeasance   No                     Yes                       N/A                                       1
         74           Defeasance   No                     No                        N/A                                       1
         79           Defeasance   N/A                    No                        N/A                                       1
         82           Defeasance   N/A                    No                        N/A                                       1
         85           Defeasance   N/A                    No                        N/A                                       1
         87           Defeasance   N/A                    No                        N/A                                       1
         90           Defeasance   N/A                    Yes                       N/A                                       2
        108           Defeasance   N/A                    Yes                       N/A                                       2
        151           Defeasance   N/A                    Yes                       N/A                                       2

Loan Number   Letter of Credit Amount
          9                       N/A
         12                       N/A
         18                       N/A
         19                       N/A
         21                       N/A
         22                       N/A
         23                       N/A
         24                       N/A
         25                       N/A
         28                500,000.00
         35                       N/A
         36                       N/A
         39                       N/A
         43                       N/A
         49                750,000.00
         52                       N/A
         54                       N/A
         56                105,455.25
         61                       N/A
         65                       N/A
         66                       N/A
         67                       N/A
         74                       N/A
         79                       N/A
         82                       N/A
         85                       N/A
         87                       N/A
         90                       N/A
        108                       N/A
        151                       N/A

                                                                    SCHEDULE III

                   MORTGAGE LOANS CONSTITUTING MORTGAGE GROUPS

1. Coast Family Medical Center (loan number 23) and Anaheim Professional Center (loan number 22)

                                                                     SCHEDULE IV

                         MORTGAGE LOANS WITH LOST NOTES

                                     [None]

                                                                      SCHEDULE V

                             EXCEPTIONS TO SELLER'S
                         REPRESENTATIONS AND WARRANTIES

            Reference is made to the Representations and Warranties set forth in Exhibit A attached hereto corresponding to the paragraph numbers set forth below:

Exceptions to Paragraph (xxxvii):

With respect to the following Mortgage Loans, one or more of the related co-borrowers is an individual or a trust which does not satisfy the requirements of the definition of "single-purpose entity":

940950291 South County Medical Center

940950369 Palm Ridge

Exceptions to Paragraph (xxxviii):

None of the Mortgage Loans prohibits the related Borrower from mortgaging or otherwise encumbering any controlling equity interest in the Borrower.

Exceptions to Paragraph (xlvii):

940950370 Coast Family Medical Center This loan is a Crossed Loan with 940950408 Anaheim Professional Center; however, when this loan is paid in full, the Mortgaged Property identified as the primary collateral for this loan is to be released from the Mortgages securing both loans notwithstanding that the Anaheim Professional Center loan has not been paid in full.

                                                                       EXHIBIT A

                         REPRESENTATIONS AND WARRANTIES
                          REGARDING THE MORTGAGE LOANS

            For purposes of these representations and warranties, the phrase "to the knowledge of the Seller" or "to the Seller's knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller or any servicer acting on its behalf regarding the matters referred to, in each case without having conducted any independent inquiry or due diligence with respect to such matters and without any actual or implied obligation to make such inquiry or perform such due diligence, other than making such inquiry or performing such due diligence as would be customarily performed by prudent commercial or multifamily mortgage lenders or servicers (as the case may be) with respect to similar mortgage loans or mortgaged properties. All information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the knowledge of the Seller. Wherever there is a reference to receipt by, or possession of, the Seller of any information or documents, or to any action taken by the Seller or not taken by the Seller, such reference shall include the receipt or possession of such information or documents by, or the taking of such action or the not taking of such action by, either the Seller or any servicer acting on its behalf.

            The Seller hereby represents and warrants, subject to the exceptions set forth in the applicable Exception Report, with respect to the Mortgage Loans that as of the date hereinbelow specified or, if no such date is specified, as of the date of this Agreement:

            (i) Immediately prior to the sale, transfer and assignment to the Depositor, no Note or Mortgage was subject to any assignment (other than assignments which show a complete chain of assignment to the Seller), participation or pledge, and the Seller had good and marketable title to, and was the sole owner of, the related Mortgage Loan;

            (ii) Each Mortgage Loan was either:

                  (1) originated by a savings and loan association, savings
            bank, commercial bank, credit union, or insurance company, which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act (any of the foregoing, including the Seller, a "Qualified Originator"); or

                  (2) if originated by a person which is not a Qualified
            Originator (any such person, a "Non-Qualified Originator"), then:

                  (1) such Mortgage Loan was underwritten in accordance with standards established by a Qualified Originator, using application forms and related credit documents approved by the Qualified Originator;

                  (2) the Qualified Originator approved each application and related credit documents before a commitment by the Non-Qualified Originator was issued, and no such commitment was issued until the Qualified Originator agreed to fund such Mortgage Loan;

                  (3) the Mortgage Loan was originated by the Non-Qualified
            Originator pursuant to an ongoing, standing relationship with the Qualified Originator; and

                  (4) the closing documents for the Mortgage Loan were prepared on forms approved by the Qualified Originator, and, pursuant to the Non-Qualified Originator's ongoing, standing relationship with the Qualified Originator, either:

                        a. such closing documents reflect the Qualified
                  Originator as the original mortgagee, and such Mortgage Loan was actually funded by the Qualified Originator at the closing thereof;

                        b. such closing documents reflect the Non-Qualified
                  Originator as the original mortgagee, but include assignment documents executed by the Non-Qualified Originator in favor of the Qualified Originator at the time of the closing of the Mortgage Loan, reflecting the Qualified Originator as the successor and assign to the Non-Qualified Originator, and the Mortgage Loan was funded initially by the Non-Qualified Originator at the closing thereof and then acquired by the Qualified Originator from such Non-Qualified Originator; or

                        c. such closing documents reflect the Non-Qualified
                  Originator as the original mortgagee, but include assignment documents executed by the Non-Qualified Originator in favor of the Qualified Originator at the time of the closing of the Mortgage Loan, reflecting the Qualified Originator as the successor and assign to the Non-Qualified Originator, and the Mortgage Loan was funded initially by the Qualified Originator at the closing thereof and then acquired by the Qualified Originator from such Non-Qualified Originator.

            (iii) The Seller has full right and authority to sell, assign and transfer such Mortgage Loan and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan;

            (iv) The Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or any other interests or security interests of any nature encumbering such Mortgage Loan, except for interests in servicing rights created or granted under the Pooling and Servicing Agreement, subservicing agreements and/or servicing rights purchase agreements being executed and delivered in connection herewith;

            (v) To Seller's knowledge, based on the related borrower's representations and covenants in the related mortgage loan documents and such other due diligence as a reasonably prudent commercial mortgage lender would deem appropriate, the borrower, lessee and/or operator was in possession of all licenses, permits, and authorizations then required for use of the Mortgaged Property which were valid and in full force and effect as of the origination date and to Seller's actual knowledge, such licenses, permits and authorizations are still valid and in full force and effect;

            (vi) Each related Note, Mortgage, assignment of leases (if any) and other agreement executed by or for the benefit of the related borrower, any guarantor or their successors or assigns in connection with such Mortgage Loan is the legal, valid and binding obligation of the related borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and there is no right of offset, rescission, abatement or diminution or valid defense or counterclaim available to the related borrower with respect to such Note, Mortgage, Assignment of Leases and other agreements, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (vii) The Mortgage File contains an Assignment of Leases, either as a separate instrument or incorporated into the related Mortgage. Each related Assignment of Leases creates a valid first priority collateral assignment of, or a valid first priority lien or security interest in, certain rights under the related lease or leases, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); no person other than the related borrower owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender's interest therein;

            (viii) Each related assignment of Mortgage from the Seller to the Depositor and related assignment of the Assignment of Leases, if the Assignment of Leases is a separate document from the Mortgage, is in recordable form (but for the insertion of the name and address of the assignee and any related recording information, which is not yet available to the Seller), and such assignments and any assignment of any other agreement executed by or for the benefit of the related borrower, any guarantor or their successors or assigns in connection with such Mortgage Loan from the Seller to the Depositor constitutes the legal, valid and binding assignment from the Seller to the Depositor, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (ix) Since origination (a) except as set forth in the related Mortgage File, such Mortgage Loan has not been modified, altered, satisfied, canceled, subordinated or rescinded in whole or in part and (b) each related Mortgaged Property has not been released, in whole or in part, from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage and since September 3, 2003, no waiver, consent, modification, assumption, alteration, satisfaction, cancellation, subordination or rescission which changes the terms of, or the security for, the Mortgage Loan in any material respect has occurred or been given;

            (x) Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (subject to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as described below). A UCC financing statement has been filed and/or recorded (or sent for filing or recording) in all places necessary to perfect a valid security interest in the personal property necessary to operate the Mortgaged Property as currently operated; and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property, any personal property leases applicable to such personal property and any other security interest in such personal property which do not, individually or in the aggregate, materially interfere with the security intended to be provided for such Mortgage Loan. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on the property described therein, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). In the case of any Mortgage Loan secured by a hotel, the related loan documents contain such provisions as are necessary and UCC Financing Statements have been filed as necessary, in each case, to perfect a valid first priority security interest in the related operating revenues with respect to such Mortgaged Property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rent, operating revenues or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection;

            (xi) The Seller has not taken any action that would cause the representations and warranties made by the related borrower in the related Mortgage Loan Documents not to be true;

            (xii) The Seller has no knowledge that the material representations and warranties made by the related borrower in the related Mortgage Loan Documents are not true in any material respect;

            (xiii) The lien of each related Mortgage is a first priority lien on the fee or leasehold interest of the related borrower in the principal amount of such Mortgage Loan or allocated loan amount of the portions of the Mortgaged Property covered thereby (as set forth in the related Mortgage) after all advances of principal and is insured by an ALTA lender's title insurance policy (except that if such policy is yet to be issued, such insurance may be evidenced by a "marked up" pro forma policy or title commitment in either case marked as binding and countersigned by the title company or its authorized agent, either on its face or by an acknowledged closing instruction or escrow letter), or its equivalent as adopted in the applicable jurisdiction, insuring the lender and its successors and assigns (as sole insured) as to such lien, subject only to
      (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in such policy, none of which, individually or in the aggregate, materially interferes with the current general use of the Mortgaged Property or materially interferes with the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property, (d) the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related Mortgaged Property, (e) if the related Mortgage Loan is cross-collateralized with any other Mortgage Loan in the trust fund, the lien of the mortgage instrument for that other Mortgage Loan and (f) if the related Mortgaged Property is a unit in a condominium, the related condominium declaration (items (a), (b), (c), (d), (e) and (f) collectively, "Permitted Encumbrances") and with respect to each Mortgage Loan, such Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan; the premium for such policy was paid in full; such policy (or if it is yet to be issued, the coverage to be afforded thereby) is issued by a title insurance company licensed to issue policies in the state in which the related Mortgaged Property is located (unless such state is Iowa) and is assignable (with the related Mortgage Loan) to the Depositor and the Trustee without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by the Mortgage Loan Purchase Agreement; no claims have been made under such policy and the Seller has not undertaken any action or omitted to take any action, and has no knowledge of any such act or omission, which would impair or diminish the coverage of such policy;

            (xiv) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and no future advances have been made which are not reflected in the related Mortgage File;

            (xv) Except as set forth in a property inspection report or engineering report prepared in connection with the origination of the Mortgage Loan, as of the later of the date of origination of such Mortgage Loan or the most recent inspection of the related Mortgaged Property by the Seller, as applicable, and to the knowledge of Seller as of the date hereof, each related Mortgaged Property is free of any material damage that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan (normal wear and tear excepted). If any of the inspection or engineering reports referred to above in this Paragraph (xv) revealed any immediate repair items, then one of the following is true: (a) the repairs and/or maintenance necessary to correct such condition have been completed in all material respects; (b) an escrow of funds is required or a letter of credit was obtained in an amount reasonably estimated to be sufficient to complete the repairs and/or maintenance necessary to correct such condition; or (c) the reasonable estimation at the time of origination of the Mortgage Loan of the cost to complete the repairs and/or maintenance necessary to correct such condition represented no more than the greater of (i) $50,000 and
      (ii) 2% of the value of the related Mortgaged Property as reflected in an appraisal conducted in connection with the origination of the subject Mortgage Loan; as of the closing date for each Mortgage Loan and, to the Seller's knowledge, as of the date hereof, there is no proceeding pending for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or value of the Mortgaged Property;

            (xvi) The Seller has inspected or caused to be inspected each related Mortgaged Property within the past twelve months, or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within three months of origination of the Mortgage Loan;

            (xvii) No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature other than the ARD Loans which may have negative amortization from and after the Anticipated Repayment Date;

            (xviii) Each Mortgage Loan is a whole loan and neither the Mortgage Loan nor the related Mortgage Loan Documents create or grant an equity participation to the lender or any other party;

            (xix) The Mortgage Rate (exclusive of any default interest, late charges, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury. Except to the extent any noncompliance did not materially and adversely affect the value of the related Mortgaged Property, the security provided by the Mortgage or the related borrower's operations at the related Mortgaged Property, any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

            (xx) Neither the Seller nor to the Seller's knowledge, any originator, committed any fraudulent acts during the origination process of any Mortgage Loan and the origination, servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary commercial mortgage lending standards, and no other person has been granted or conveyed the right to service the Mortgage Loans or receive any consideration in connection therewith, except as provided in the Pooling and Servicing Agreement or any permitted subservicing agreements and/or servicing rights purchase agreements being executed and delivered in connection therewith;

            (xxi) All taxes and governmental assessments that became due and owing prior to the date hereof with respect to each related Mortgaged Property and that are or may become a lien of priority equal to or higher than the lien of the related Mortgage have been paid or an escrow of funds has been established and such escrow (including all escrow payments required to be made prior to the delinquency of such taxes and assessments) is sufficient to cover the payment of such taxes and assessments;

            (xxii) All escrow deposits and payments required pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its agent and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith. All such escrows and deposits are being conveyed by the Seller to the Depositor and identified as such with appropriate detail. With respect to any disbursements made from such escrows, any requirements for the disbursement of any such escrows have been complied with in all material respects;

            (xxiii) Each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Pooling and Servicing Agreement, in an amount not less than the lesser of the principal amount of the related Mortgage Loan and the replacement cost (with no deduction for physical depreciation) and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the related Mortgaged Property; each related Mortgaged Property is also covered by business interruption or rental loss insurance which covers a period of not less than 12 months and comprehensive general liability insurance in amounts generally required by prudent commercial mortgage lenders for similar properties; all Mortgaged Properties in California or in a seismic zone 4 or 5 have had a seismic assessment done and earthquake insurance was obtained to the extent any such Mortgaged Property has a probable maximum loss in the event of an earthquake of greater than twenty percent (20%) of the replacement value of the related improvements; if the Mortgaged Property for any Mortgage Loan is located within Florida or within 25 miles of the coast of North Carolina, South Carolina, Georgia, Alabama, Mississippi, Louisiana or Texas, then, such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan and (ii) 100% of the insurable replacement cost of the improvements located on the related Mortgaged Property; the Mortgaged Properties securing all of the Mortgage Loans having a Stated Principal Balance in excess of $3,000,000 have, as of the date hereof, insurance policies in place with respect to acts of terrorism or damage related thereto (excluding acts involving nuclear, biological or chemical terrorism), except any such Mortgage Loans that are listed on the applicable Exception Report. All premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies or the related insurance certificates require prior notice to the insured of reduction in coverage, termination or cancellation, and no such notice has been received by the Seller; such insurance names the lender under the Mortgage Loan and its successors and assigns as a named or additional insured; each related Mortgage Loan obligates the related borrower to maintain all such insurance and, at such borrower's failure to do so, authorizes the lender to maintain such insurance at the borrower's cost and expense and to seek reimbursement therefor from such borrower;

            (xxiv) There is no monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan. To the Seller's knowledge, there is no (a) non-monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan or (b) event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b) would materially and adversely affect the use or value of the Mortgage Loan or the related Mortgaged Property. Notwithstanding the foregoing, this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation or warranty made by the Seller elsewhere in this Exhibit A or the Exception Report;

            (xxv) No Mortgage Loan has been more than 30 days delinquent in making required payments since origination and as of the Cut-off Date no Mortgage Loan is 30 or more days delinquent in making required payments;

            (xxvi)(a) Each related Mortgage contains provisions so as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure or, subject to applicable state law requirements, appointment of a receiver, and (b) there is no exemption available to the borrower which would interfere with such right to foreclose, except, in the case of either (a) or (b), as the enforcement of the Mortgage may be limited by bankruptcy, insolvency, reorganization, moratorium, redemption or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). No borrower is a debtor in a state or federal bankruptcy or insolvency proceeding;

            (xxvii) At origination, each borrower represented and warranted in all material respects that to its knowledge, except as set forth in certain environmental reports and, except as commonly used in the operation and maintenance of properties of similar kind and nature to the Mortgaged Property, in accordance with prudent management practices and applicable law, and in a manner that does not result in any contamination of the Mortgaged Property, it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials or other environmental laws; the related borrower agreed to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of the foregoing representations, warranties or covenants given by the borrower in connection with such Mortgage Loan. A Phase I environmental report and with respect to certain Mortgage Loans, a Phase II environmental report was conducted by a reputable independent environmental consulting firm in connection with such Mortgage Loan, which report did not indicate any material non-compliance with applicable environmental laws or material existence of hazardous materials or, if any material non-compliance or material existence of hazardous materials was indicated in any such report, then at least one of the following statements is true: (A) funds reasonably estimated to be sufficient to cover the cost to cure any material non-compliance with applicable environmental laws or material existence of hazardous materials have been escrowed by the related borrower and held by the related mortgagee; (B) if the environmental report recommended an operations and maintenance plan, but not any material expenditure of funds, an operations and maintenance plan has been required to be obtained by the related borrower; (C) the environmental condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof; (D) a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as "closed"); (E) such conditions or circumstances identified in the Phase I environmental report were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation; (F) a party unrelated to the borrower with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation; (G) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than two percent (2%) of the outstanding principal balance of the related Mortgage Loan; or (H) a lender's environmental insurance policy was obtained and is a part of the related Mortgage File. Notwithstanding the preceding sentence, with respect to certain Mortgage Loans with an original principal balance of less than $3,000,000, no environmental report may have been obtained, but (in such cases where a Phase I environmental report was not obtained) a lender's secured creditor impaired property environmental insurance policy was obtained with respect to each such Mortgage Loan. Each of such secured creditor impaired property environmental insurance policies is a part of the related Mortgage File. Each of such environmental insurance policies is in full force and effect, is in an amount not less than the 100% of the balance of the related Mortgage Loan, has a term extending not less than 5 years after the maturity date of the related Mortgage Loan, the premiums for such policies have been paid in full and the Trustee is named as an insured under each of such policies, the Seller has delivered to the insurer all environmental reports in its possession. To the Seller's knowledge, in reliance on such environmental reports and except as set forth in such environmental reports, each Mortgaged Property is in material compliance with all applicable federal, state and local environmental laws, and to the Seller's knowledge, no notice of violation of such laws has been issued by any governmental agency or authority, except, in all cases, as indicated in such environmental reports or other documents previously provided to the Rating Agencies; and the Seller has not taken any action which would cause the Mortgaged Property to not be in compliance with all federal, state and local environmental laws pertaining to environmental hazards;

            (xxviii) (1) Each Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (and the Mortgage requires the mortgagor to pay all fees and expenses associated with obtaining such consent), the related Mortgaged Property is directly or indirectly transferred or sold, and (2) except with respect to transfers of certain interests in the related borrower to persons already holding interests in the borrower, their family members, affiliated companies and other estate planning related transfers that satisfy certain criteria specified in the related Mortgage (which criteria is consistent with the practices of prudent commercial mortgage lenders) or any transfers in connection with the death or disability of owners of the borrower, each Mortgage Loan also contains the provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage, (and the Mortgage requires the mortgagor to pay all fees and expenses associated with obtaining such consent) a majority interest in the related borrower is directly or indirectly transferred or sold;

            (xxix) All improvements included in the related appraisal are within the boundaries of the related Mortgaged Property, except for encroachments onto adjoining parcels for which the Seller has obtained title insurance against losses arising therefrom or that do not materially and adversely affect the use or value of such Mortgaged Property. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value of such Mortgaged Property, the security provided by the Mortgage, the current use of the Mortgaged Property, or the related borrower's operations at the Mortgaged Property;

            (xxx) The information pertaining to the Mortgage Loans which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Mortgage Loan Purchase Agreement is complete and accurate in all material respects as of the dates of the information set forth therein (or, if not set forth therein, as of the Cut-Off Date);

            (xxxi) With respect to any Mortgage Loan where all or any portion of the estate of the related borrower therein is a leasehold estate under a ground lease, and the related Mortgage does not also encumber the related lessor's fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel received from the ground lessor, the Seller represents and warrants that:

                  (1) The ground lease or a memorandum regarding such ground lease has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Seller's knowledge, there has been no material change in the terms of the ground lease since its recordation, except by any written instruments which are included in the related mortgage file;

                  (2) The lessor under such ground lease has agreed in a writing included in the related mortgage file that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

                  (3) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and would be enforceable, by the lender) that extends not less than 10 years beyond the amortization term of the related Mortgage Loan;

                  (4) Based on the title insurance policy (or binding commitment therefor) obtained by the Seller, the ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject to Permitted Encumbrances and liens that encumber the ground lessor's fee interest;

                  (5) Under the terms of the ground lease, the ground lease is assignable to the lender and its assigns without the consent of the lessor thereunder;

                  (6) The ground lease is in full force and effect, the Seller has no actual knowledge that any default beyond applicable notice and grace periods has occurred, and to the Seller's knowledge, there is no existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

                  (7) The ground lease or ancillary agreement, which is part of the Mortgage File, between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the lender;

                  (8) The lender is permitted a reasonable opportunity
            (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the lender is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default before the lessor may terminate the ground lease. All rights of the lender under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the lender;

                  (9) The ground lease does not impose any restrictions on
            subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender. The lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the ground lease for any reason, or in any manner, which would adversely affect the security provided by the related Mortgage;

                  (10) Under the terms of the ground lease and the related
            Mortgage, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, except that in the case of condemnation awards, the ground lessor may be entitled to a portion of such award;

                  (11) Under the terms of the ground lease and the related
            Mortgage, any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except as provided by applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by a prudent commercial mortgage lender, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan). Until the principal balance and accrued interest are paid in full, neither the lessee nor the lessor under the ground lease will have an option to terminate or modify the ground lease without the prior written consent of the lender as a result of any casualty or partial condemnation; and

                  (12) Provided that the lender cures any defaults which are susceptible to being cured, the lessor has agreed to enter into a new lease upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding;

            (xxxii) With respect to any Mortgage Loan where all or a material portion of the estate of the related borrower therein is a leasehold estate, but the related Mortgage also encumbers the related lessor's fee interest in such Mortgaged Property: (a) such lien on the related fee interest is evidenced by the related Mortgage, (b) such Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or encumbrance upon such fee interest, (c) upon the occurrence of a default under the terms of such Mortgage by the related borrower, any right of the related lessor to receive notice of, and to cure, such default granted to such lessor under any agreement binding upon the lender would not be considered commercially unreasonable in any material respect by prudent commercial mortgage lenders, (d) the related lessor has agreed in a writing included in the related Mortgage File that the related ground lease may not be amended or modified without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, and (e) the related ground lease is in full force and effect, and the Seller has no actual knowledge that any default beyond applicable notice and grace periods has occurred or that there is any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease;

            (xxxiii) With respect to Mortgage Loans that are cross-collateralized or cross-defaulted, all other loans that are cross-collateralized by or cross-defaulted with such Mortgage Loans are being transferred to the Depositor;

            (xxxiv) Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof;

            (xxxv)(1) The Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (2) the fair market value of such real property, as evidenced by an appraisal satisfying the requirements of FIRREA conducted within 12 months of the origination of the Mortgage Loan, was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (b) at the date hereof; provided that the fair market value of the real property must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregated basis);

            (xxxvi) There are no subordinate mortgages encumbering the related Mortgaged Property, nor are there any preferred equity interests held by the lender or any mezzanine debt related to such Mortgaged Property, except as set forth in the Prospectus Supplement, this Exhibit A or in the Exception Report to this Mortgage Loan Purchase Agreement;

            (xxxvii) The Mortgage Loan Documents executed in connection with each Mortgage Loan having an original principal balance in excess of $5,000,000 require that the related borrower be a single-purpose entity (for this purpose, "single-purpose entity" shall mean an entity, other than an individual, having organizational documents which provide substantially to the effect that it is formed or organized solely for the purpose of owning and operating one or more Mortgaged Properties, is prohibited from engaging in any business unrelated to such property and the related Mortgage Loan, does not have any assets other than those related to its interest in the related Mortgaged Property or its financing, or any indebtedness other than as permitted under the related Mortgage Loan). To the Seller's actual knowledge, each borrower has fully complied with the requirements of the related Mortgage Note and Mortgage and borrower's organizational documents regarding Single-Purpose Entity status;

            (xxxviii) Each Mortgage Loan prohibits the related borrower from mortgaging or otherwise encumbering the Mortgaged Property, or any controlling equity interest in the borrower, without the prior written consent of the mortgagee or the satisfaction of debt service coverage or similar criteria specified in the Note or Mortgage which would be acceptable to a reasonably prudent commercial mortgage lender, and, except in connection with trade debt and equipment financings in the ordinary course of borrower's business, from carrying any additional indebtedness, except, in each case, liens contested in accordance with the terms of the Mortgage Loans or, with respect to each Mortgage Loan having an original principal balance of less than $4,000,000, any unsecured debt;

            (xxxix) Each borrower covenants in the Mortgage Loan documents that it shall remain in material compliance with all material licenses, permits and other legal requirements necessary and required to conduct its business;

            (xl) Each Mortgaged Property (a) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, (b) is served by public utilities and services generally available in the surrounding community or otherwise appropriate for the use in which the Mortgaged Property is currently being utilized, and (c) constitutes one or more separate tax parcels or is covered by an endorsement with respect to the matters described in (a), (b) or (c) under the related title insurance policy (or the binding commitment therefor);

            (xli) Based solely on a flood zone certification or a survey of the related Mortgaged Property, if any portion of the improvements on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency or the Secretary of Housing and Urban Development as having special flood hazards categorized as Zone "A" or Zone "V" and flood insurance is available, the terms of the Mortgage Loan require the borrower to maintain flood insurance, or at such borrower's failure to do so, authorizes the Lender to maintain such insurance at the cost and expense of the borrower and such insurance is in full force and effect in an amount not less than the lesser of (1) the replacement cost of the material improvements on such Mortgaged Property, (2) the balance of the Mortgage Loan and (3) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program;

            (xlii) With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law or may be substituted in accordance with applicable law by the related mortgagee, and except in connection with a trustee's sale after a default by the related borrower, no fees are payable to such trustee, and such fees payable are payable by the borrower;

            (xliii) Except as disclosed in the Exception Report to this Mortgage Loan Purchase Agreement, to the knowledge of the Seller as of the date hereof, there was no pending action, suit or proceeding, arbitration or governmental investigation against any borrower or Mortgaged Property, an adverse outcome of which would materially and adversely affect such borrower's ability to perform under the related Mortgage Loan;

            (xliv) No advance of funds has been made by the Seller to the related borrower (other than mezzanine debt and the acquisition of preferred equity interests by the preferred equity interest holder, as disclosed in the Prospectus Supplement), and no funds have, to the Seller's knowledge, been received from any person other than, or on behalf of, the related borrower, for, or on account of, payments due on the Mortgage Loan;

            (xlv) To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized did not materially and adversely affect the enforceability of such Mortgage Loan;

            (xlvi) All collateral for the Mortgage Loans is being transferred as part of the Mortgage Loans;

            (xlvii) Except as disclosed in the Exception Report to this Mortgage Loan Purchase Agreement or the Prospectus Supplement with respect to the Crossed Loans and Multiple Property Loans, no Mortgage Loan requires the lender to release any portion of the Mortgaged Property from the lien of the related Mortgage except upon (a) payment in full or defeasance of the related Mortgage Loan, (b) the satisfaction of certain legal and underwriting requirements that would be customary for prudent commercial mortgage lenders, which in all events include payment of a release price at least 125% of the appraised value of the property to be released or of the allocated loan amount of such property or (c) releases of unimproved out-parcels or (d) releases of other portions of the Mortgaged Property which will not have a material adverse effect on the use or value of the collateral for the related Mortgage Loan and which were given no value in the appraisal of the Mortgaged Property or of that portion of the Mortgaged Property used to calculate the loan-to-value ratio of the Mortgaged Property for underwriting purposes. No release or partial release of any Mortgaged Property, or any portion thereof, expressly permitted or required pursuant to the terms of any Mortgage Loan would constitute a significant modification of the related Mortgage Loan under Treas. Reg. Section 1.860G-2(b)(2);

            (xlviii) Any insurance proceeds in respect of a casualty loss or taking will be applied either to (a) the repair or restoration of all or part of the related Mortgaged Property, with, in the case of all casualty losses or takings in excess of a specified amount or percentage of the related loan amount that a prudent commercial lender would deem satisfactory and acceptable, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses (except in any case where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender) or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon;

            (xlix)(l) Each Form UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the Seller was, and each Form UCC-3 assignment, if any, of such financing statement in blank which the Trustee or its designee is authorized to complete (but for the insertion of the name of the assignee and any related filing information which is not yet available to the Seller) is, in suitable form for filing in the filing office in which such financing statement was filed;

            (l) To the Seller's knowledge, (a) each commercial lease covering more than 10% (20% in the case of any Mortgage Loan having an original principal balance less than $2,500,000) of the net leaseable area of the related Mortgaged Property is in full force and effect and (b) there exists no default under any such commercial lease either by the lessee thereunder or by the related borrower that could give rise to the termination of such lease;

            (li) Based upon an opinion of counsel and/or other due diligence considered reasonable by prudent commercial mortgage lenders, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property. With respect to properties with a Stated Principal Balance of over $10,000,000, if the related Mortgaged Property does not so comply, to the extent the Seller is aware of such non-compliance, it has required the related borrower to obtain law and ordinance insurance coverage in amounts customarily required by prudent commercial mortgage lenders;

            (lii) Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation (as defined herein) Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage or any substantially similar successor provision), the related Mortgaged Property, if acquired by a REMIC in connection with the default or imminent default of such Mortgage Loan would constitute "foreclosure property" within the meaning of Code Section 860G(a)(8) and all Prepayment Premiums and Yield Maintenance Charges constitute "customary prepayment penalties" within the meaning of Treasury Regulation Section 1.860G-1(b)(2);

            (liii) With respect to any Mortgage Loan that pursuant to the Mortgage Loan Documents can be defeased, (i) the Mortgage Loan cannot be defeased within two years after the Closing Date, (ii) the borrower can pledge only United States government securities in an amount sufficient to make all scheduled payments under the Mortgage Loan when due, (iii) the borrower is required to provide independent certified public accountant's certification that the collateral is sufficient to make such payments,
      (iv) the loan may be required to be assumed by a single-purpose entity designated by the holder of the Mortgage Loan, (v) the borrower is required to provide an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest,
      (vi) the borrower is required to pay all Rating Agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel,
      (vii) with respect to any Significant Loan (as defined in the Pooling and Servicing Agreement), the borrower is required to provide an opinion of counsel that such defeasance will not cause any REMIC created under the Pooling and Servicing Agreement to fail to qualify as a REMIC for federal or applicable state tax purposes and (viii) with respect to any Significant Loan (as defined in the Pooling and Servicing Agreement), the borrower must obtain confirmation from each Rating Agency that the defeasance would not result in such Rating Agency's withdrawal, downgrade or qualification of the then current rating of any class of Certificates rated by such Rating Agency;

            (liv) The Mortgage Loan Documents for each Mortgage Loan provide that the related borrower thereunder shall be liable to the lender for any losses incurred by the lender due to (i) the misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (ii) any willful act of material waste, (iii) any breach of the environmental covenants contained in the related Mortgage Loan Documents, and (iv) fraud by the related borrower; provided that, with respect to clause (iii) of this sentence, an indemnification against losses related to such violations or environmental insurance shall satisfy such requirement;

            (lv) If such Mortgage Loan is an ARD Loan, it commenced amortizing on its initial scheduled Due Date and provides that: (i) its Mortgage Rate will increase by no less than two percentage points in connection with the passage of its Anticipated Repayment Date and so long as the Mortgage Loan is an asset of the Trust Fund; (ii) its Anticipated Repayment Date is not less than seven years following the origination of such Mortgage Loan;
      (iii) no later than the related Anticipated Repayment Date, if it has not previously done so, the related borrower is required to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Master Servicer; and (iv) any cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Monthly Payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures;

            (lvi) Except as disclosed in the Prospectus Supplement, no Mortgage Loan, and no group of Mortgage Loans made to the same borrower and to borrowers that are Affiliates, accounted for more than 5.0% of the aggregate of the Stated Principal Balances of all of the mortgage loans sold to the Depositor by PNC Bank, KeyBank National Association and Column Financial, Inc. pursuant to those certain Mortgage Loan Purchase Agreements, each dated as of December 1, 2003 between the Depositor, PNC Bank, KeyBank National Association and Column Financial, Inc., respectively, as of the Cut-Off Date;

            (lvii)Except for the Mortgage Loans with an initial principal balance less than $3,000,000, in connection with its origination or acquisition of each Mortgage Loan, the Seller obtained an appraisal of the related Mortgaged Property, which appraisal is signed by an appraiser, who, to the Seller's actual knowledge, had no interest, direct or indirect, in the borrower, the Mortgaged Property or in any loan made on the security of the Mortgaged Property, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan; and

            (lviii) Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

                                                                       EXHIBIT B

                             AFFIDAVIT OF LOST NOTE

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            _____________________________, being duly sworn, deposes and says:

            1. that he is an authorized signatory of PNC Bank, National Association ("PNC Bank");

            2. that PNC Bank is the owner and holder of a mortgage loan in the original principal amount of $ secured by a mortgage (the "Mortgage") on the premises known as located in ;

            3. (a) that PNC Bank, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

            a note in the original sum of $_____________________ made by ____________________, to PNC Bank, under date of
            ____________________ (the "Note");

            4. that the Note is now owned and held by PNC Bank;

            5. that the Note has not been paid off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

            6. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except PNC Bank; and

            7. upon assignment of the Note by PNC Bank to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and subsequent assignment by the Depositor to the trustee for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2003-C5 (the "Trustee") (which assignment may, at the discretion of the Depositor, be made directly by PNC Bank to the Trustee) PNC Bank covenants and agrees (a) promptly to deliver to the Trustee the original
Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of PNC Bank's failure to deliver said original Note to the Trustee.

                                       PNC BANK, NATIONAL ASSOCIATION



                                       By:____________________________________
                                          Name:
                                          Title:

Sworn to before me this
day of ________________

                                                                       EXHIBIT C

                                     FORM OF
                          ASSIGNMENT OF LOAN DOCUMENTS

                         PNC BANK, NATIONAL ASSOCIATION
                                   (Assignor)

                                       to

                       ----------------------------------
                                   (Assignee)




                           Dated: _____________, ____

                           Location: ______

                       THIS INSTRUMENT WAS DRAFTED BY, AND
                      UPON RECORDING SHOULD BE RETURNED TO:

                      ____________________________________
                      ____________________________________
                      ____________________________________
                      Attention: _________________________

                      Loan No.: ______

      THIS ASSIGNMENT OF LOAN DOCUMENTS ("Assignment") is made as of ____________________________, ______, by PNC BANK, NATIONAL ASSOCIATION
("Assignor"), whose mailing address is 210 West 10th Street, Kansas City, Missouri 64105, in favor of ____________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
("Assignee") whose mailing address is _________________________________________.


                                    RECITALS:

      A. Assignor is the legal and equitable owner and holder of that certain Promissory Note dated [___], made by [____], [____] ("Borrower"), in the original principal amount of [____] and No/100 Dollars ($[____]) (the "Note").

      B. Assignor is also the legal and equitable owner and holder of certain instruments securing the Note, including, without limitation, the following:

            (i) the [____], Security Agreement, Assignment of Leases and Rents and Fixture Filing (the "Security Instrument") dated [____], executed by Borrower in favor of Assignor, filed for record _____________, ______, in the Office of the Register of Deeds, Recorder of Deeds or County Clerk, as applicable, in and for [____] County, [____] (the "Recording Office") in Book _____________________, at Page ___________________, encumbering certain improved real property (the "Mortgaged Property") situated in said County, as more particularly described on Exhibit A attached hereto and made a part hereof; and

            (ii) the Assignment of Leases and Rents (the "Assignment of Leases") dated [____], executed by Borrower in favor of Assignor, filed for record _____________, ______, in the Recording Office in Book
      _____________________, at Page ___________________.

      C. Assignor and Assignee desire that the Security Instrument, the Assignment of Leases, the Note, the Other Security Documents (as defined in the Security Instrument), and all other documents executed in connection with the Loan (including, without limitation any indemnities or guaranties of the Loan, if any) (all such documents being collectively referred to herein as the "Loan Documents") be assigned to Assignee.

      D.    Assignor has simultaneously herewith endorsed the Note to Assignee.

            NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

      1. Assignor does hereby sell, assign, grant, transfer, set over and convey to Assignee, its successors and assigns, all of the Loan Documents (and all of Assignor's right, title and interest therein), including without limitation, the Security Instrument, the Assignment of Leases, the Note and the Other Security Documents.

      2. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      3. This Assignment shall be governed by and construed in accordance with the laws of the state in which the Mortgaged Property is located.

            IN WITNESS WHEREOF, the undersigned has executed this Assignment of Loan Documents to be effective as of the day and year first above mentioned.

                                    ASSIGNOR

                                    PNC BANK, NATIONAL ASSOCIATION
                                    By: ________________________________________
                                        Jeannette Butler, Vice President

STATE OF    ____________)
                        )  ss.:
COUNTY OF   ____________)


            On this _____ day of _____________, 200_, before me the undersigned, a NOTARY PUBLIC OF _______________, personally appeared ______________________, as ________ of PNC Bank, National Association, a national banking association, who, I am satisfied, was the maker of the foregoing instrument and who then stated and acknowledged to me that, as such officer and maker (1) he was authorized to execute the foregoing instrument on behalf of said company and (2) he executed said instrument as the act and deed of said company.

            IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in ____________________ the day and year last above written.

                                    Signature ________________________________
                                    Print Name _______________________________
                                    Residing at ______________________________
                                                ______________________________
                                                ______________________________

                                    A NOTARY PUBLIC OF _______________________

                                    My Commission expires on _________________

[AFFIX SEAL]

                          ASSIGNMENT OF LOAN DOCUMENTS

                         PNC BANK, NATIONAL ASSOCIATION
                                       TO
                  WELLS FARGO BANK MINNESOTA, N.A., AS TRUSTEE

                              RECORD AND RETURN TO: